Exhibit 99.1

For Release
February 21, 2008
1:00 p.m. PDT

Contacts:

Jim Brill

SVP, Finance and Chief Financial Officer

(818) 878-7900

On Assignment Reports Fourth Quarter and Full Year 2007 Results

Full Year 2007 Revenues Increased to a record $567.2 Million

Fourth Quarter Revenues of $152.0 Million Exceeded Company Guidance

CALABASAS, Calif., February 21, 2008 — On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter and year ended December 31, 2007.

Fourth Quarter 2007 Financial Comparisons and Analysis

•                  Revenues for the fourth quarter of 2007 were $152.0 million, up 98.7% from the fourth quarter of 2006 and above the high-end of the Company’s previously-announced estimate of $148.0 million. The fourth quarter included $2.6 million in revenues from two long-standing customers experiencing labor disruptions, of which $1.0 million was included in the Company’s fourth quarter estimates.

•                  Gross margins were 31.8%, up from 27.2% in the fourth quarter of 2006.

•                  Net income was $2.2 million, or $0.06 per share, in line with the Company’s previously-announced estimates of $0.06 to $0.09 per share.  Net income for the quarter included the effects of the following unanticipated items:

•                  Executive severance of $531,000 incurred in connection with the separation of the President of the Healthcare Staffing Division

•                  Write-off of $268,000 of in process capitalized software development costs of the IT and Engineering segment

•                  A non-cash expense of $722,000 related to the mark-to-market of the Company’s $73 million interest rate swap

•                  Adjustments to the full year income tax provision that increased the effective tax rate to 44.6% for the full year and to 53.1% for the fourth quarter

•                  Net Income for the fourth quarter of 2006 was $6.1 million, or $0.20 per share, which included $3.0 million in net income related to the reversal of a valuation allowance on deferred tax assets and $392,000 in expense ($0.2 million net of tax) related to severance of a former executive.

•                  Excluding $799,000 in unanticipated items related to executive severance and the write-off of software development costs, discussed above, Adjusted EBITDA (a non-GAAP measurement defined below) was $15.6 million for the fourth quarter of 2007 compared with $6.4 million for the same period in 2006, which also excludes $392,000 in expense related to executive severance.

Included in the Company’s 2007 fourth quarter results was net interest expense of $2.5 million versus interest income of $800,000 in the fourth quarter of 2006. The company’s tax rate for the fourth quarter of 2007 was 53.1%, compared with a tax benefit of 38.2% in the fourth quarter of 2006.

For the fourth quarter of 2007, the Life Sciences segment revenues were $35,134,000, up 12.1% from $31,346,000 in the same period of 2006. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were down 2.1% to $44,254,000 compared with $45,183,000 in the same period of 2006.  Nurse Travel revenues of $31,366,000, which included $2,649,000 in revenues derived from supporting two long standing customers experiencing labor disruptions, were down 2.0% from $31,997,000 in the same period of 2006. Allied Healthcare revenues were down 2.3% to $12,888,000 from $13,186,000 in the same period of 2006. The Physician segment had revenues of $19,362,000, an increase of 14.6% over the pro-forma fourth quarter revenue of 2006, and the IT and Engineering segment revenues were $53,290,000, an increase of 16.1% over the pro-forma fourth quarter of 2006. The Physician and IT and Engineering segments were businesses acquired by the Company in early 2007.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We are very pleased with our financial and operating performance in the fourth quarter and for the full-year 2007.  This was a year of significant growth and achievement for On Assignment. Through two strategic acquisitions, we entered the physician, IT and engineering staffing markets. Both of our acquisitions performed extremely well, and we have enhanced their operating margins over their historical levels.  For the full year we increased our gross margin by 460 basis points to 31.7% and our Adjusted EBITDA was up 200%.  Our earnings per share of $0.26 included $0.25 per share in non-cash expenses related to amortization of identifiable intangibles from the acquisitions and the mark-to-market of our $73 million interest rate swap.” Dameris concluded, “We remain focused on improving the performance of our Healthcare segment and diversifying our Nurse Travel customer base. In the fourth quarter of 2007, we reduced revenues derived from our top ten Nurse Travel customers to 28% of the division’s revenue, down from 48% in the fourth quarter of 2006.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our fourth quarter gross margins were 31.8%, up significantly from 27.2% in last year’s fourth quarter. Although a portion of this increase related to the higher gross margins in our acquired businesses, each of our segments saw year-over-year increases. In the fourth quarter of 2007, gross margins in Life Sciences increased to 33.2% from 33.0% in 2006, and Healthcare gross margins increased to 25.7% from 23.1%. Our Physician segment and IT and Engineering segment gross margins remained strong at 27.4% and 37.5%, respectively.

We demonstrated our ability to generate cash, ending the quarter with $37.8 million in cash and cash equivalents, up from $37.0 million in the third quarter. Additionally, during the fourth quarter we used $8 million to reduce our bank loan to $135.9 million and approximately $2.0 million to repurchase 278,000 shares of our stock. Amortization of intangibles was $3.7 million, depreciation was $1.7 million and equity-based compensation expense was $1.6 million.”

First Quarter 2008 Financial Guidance

Based on revenues in the first six weeks of the first quarter of 2008, taking into account the Company’s normal seasonal patterns and assuming no deterioration in the staffing markets On Assignment serves, the Company provided the following financial guidance for the quarter ending March 31, 2008:

•                  Revenues of $146.5 to $149.5 million

•                  Gross Margins of 31.1% to 31.5% including the reset of employment taxes

•                  SG&A of $39.0 to $40.0 million, including depreciation of approximately $1.5 million, amortization of approximately $2.4 million and approximately $1.5 million in equity based compensation expense

•                  Adjusted EBITDA of $11.0 to $13.5 million

•                  Net income of $2.0 to $3.4 million

•                  Earnings per share of $0.06 to $0.10

On Assignment will hold its quarterly conference call to discuss its fourth quarter and full year 2007 financial results this afternoon, Thursday February 21, 2008 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (800) 309-8283 or (706) 634-1958 ten minutes before the call. The conference code is 32583192. A replay of the conference call can be accessed from approximately 2:30 p.m. Pacific Time Thursday February 21, 2008 through Friday February 29, 2008 by dialing (800) 642-1687 or (706) 645-9291 with the access code 32583192.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN’s site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 80 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), another is Adjusted EBITDA Excluding Executive Severance and Software Write-Off which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2008.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins, SG&A, adjusted EBITDA, net income or earnings per share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 16, 2007 and quarterly reports on Form 10Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 as filed with the SEC on May 10, 2007, August 9, 2007 and November 9, 2007 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended			Twelve Months Ended
	December 31, 2007	December 31, 2006	September 30, 2007	December 31, 2007	December 31, 2006

Revenues	$152,040	$76,529	$148,657	$567,180	$287,566
Cost of Services	103,731	55,720	101,130	387,643	209,725
Gross Profit	48,309	20,809	47,527	179,537	77,841
Selling, General and Administrative Expenses	40,363	17,204	38,326	151,942	67,900
Operating Income	7,946	3,605	9,201	27,595	9,941
Interest Expense	(2,904)	—	(2,940)	(10,968)	(54)
Interest Income	412	829	344	1,394	1,698
Other Expense	(722)	—	(915)	(1,206)	—
Pre-tax Income	4,732	4,434	5,690	16,815	11,585
Income Tax Provision (Benefit)	2,514	(1,695)	2,435	7,493	541
Net Income	$2,218	$6,129	$3,255	$9,322	$11,044

Diluted Earnings Per Share	$0.06	$0.20	$0.09	$0.26	$0.39
Weighted Average Common and Common Equivalent Shares Outstanding—Diluted	35,759	31,066	35,886	35,771	28,052

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended			Twelve Months Ended
	December 31, 2007	December 31, 2006	September 30, 2007	December 31, 2007	December 31, 2006
Revenues:
Life Sciences Segment	$35,134	$31,346	$34,431	$134,622	$117,462

Healthcare Staffing Segment	44,254	45,183	44,524	175,079	170,104

Physician Staffing Segment	19,362	—	19,138	74,599	—

IT and Engineering Segment	53,290	—	50,564	182,880	—
Consolidated Revenues	$152,040	$76,529	$148,657	$567,180	$287,566

Gross Profit:
Life Sciences Segment	$11,663	$10,357	$11,585	$45,024	$38,143

Healthcare Staffing Segment	11,387	10,452	11,295	44,269	39,698

Physician Staffing Segment	5,297	—	5,564	21,808	—

IT and Engineering Segment	19,962	—	19,083	68,436	—
Consolidated Gross Profit	$48,309	$20,809	$47,527	$179,537	$77,841

SELECTED CASH FLOW INFORMATION

(In thousands)

(unaudited)

	Quarter Ended			Twelve Months Ended
	December 31, 2007	December 31, 2006	September 30, 2007	December 31, 2007	December 31, 2006
Cash provided by Operations	11,306	2,422	8,506	33,658	14,302
Capital Expenditures	1,560	1,057	1,685	5,899	4,111

SELECTED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(unaudited)

	As of
	December 31, 2007	December 31, 2006	September 30, 2007
Cash and Cash Equivalents	$37,764	$110,161	$37,042
Accounts Receivable, net	78,840	39,107	81,783
Intangible Assets, net	234,516	17,776	231,668
Total Assets	386,892	186,995	383,203
Bank Debt – Current Portion	—	—	1,450
Current Liabilities	50,843	20,424	43,389
Bank Debt – Long Term	135,913	—	142,463
Other Long Term Liabilities	7,102	627	5,891
Stockholders’ Equity	193,034	165,944	191,460

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	December 31, 2007		December 31, 2006		September 30, 2007
Net Income	$2,218	$0.06	$6,129	$0.20	$3,255	$0.09
Other Expense	722	0.02	—	—	915	0.03
Interest Expense (Income), net	2,492	0.07	(829)	(0.03)	2,596	0.07
Income Tax Provision (Benefit)	2,514	0.07	(1,695)	(0.05)	2,435	0.07
Depreciation	1,678	0.05	1,080	0.03	1,624	0.05
Amortization of Intangibles	3,654	0.10	242	0.01	3,745	0.10
EBITDA	13,278	0.37	4,927	0.16	14,570	0.41
Equity-based compensation	1,550	0.04	1,077	0.03	1,472	0.04
Adjusted EBITDA	$14,828	$0.41	$6,004	$0.19	$16,042	$0.45
Executive Severance	531	0.02	392	0.02	—	—
Software Write-Off	268	0.01	—	—	—	—
Adjusted EBITDA excluding Executive Severance and Software Write-Off	$15,627	$0.44	$6,396	$0.21	$16,042	$0.45

Weighted Average Common and Common Equivalent Shares Outstanding	35,759		31,066		35,886

	Twelve Months Ended
	December 31, 2007		December 31, 2006
Net Income	$9,322	$0.26	$11,044	$0.39
Other Expense	1,206	0.03	—	—
Interest Expense (Income), net	9,574	0.27	(1,644)	(0.05)
Income Tax Provision	7,493	0.21	541	0.02
Depreciation	6,194	0.17	4,672	0.17
Amortization of Intangibles	15,342	0.43	957	0.03
EBITDA	49,131	1.37	15,570	0.56
Equity-based Compensation	6,359	0.18	2,953	0.10
Adjusted EBITDA	$55,490	$1.55	$18,523	$0.66
Executive Severance	531	0.01	392	0.01
Software Write-Off	268	0.01	—	—
Adjusted EBITDA excluding Executive Severance and Software Write-Off	$56,289	$1.57	$18,915	$0.67

Weighted Average Common and Common Equivalent Shares Outstanding	35,771		28,052

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA

(In thousands)

(unaudited)

	Estimated Range
	Quarter Ending
	March 31, 2008
Net Income	$2,000	$3,400
Interest Expense	2,100	2,100
Income Tax Provision	1,500	2,600
Depreciation and Amortization	3,900	3,900
EBITDA	9,500	12,000
Equity-based Compensation	1,500	1,500
Adjusted EBITDA	$11,000	$13,500

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS

(Unaudited)

(In thousands, except percentages)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q4 2007	35,134	12,888	31,366	44,254	19,362	53,290	152,040
Q3 2007	34,431	13,698	30,826	44,524	19,138	50,564	148,657
% Sequential Growth	2.0%	(5.9)%	1.8%	(0.6)%	1.2%	5.4%	2.3%
Q4 2006 (Pro-Forma)(1)	31,346	13,186	31,997	45,183	16,895 (1)	45,910 (1)	139,334 (1)
% Year over Year Growth	12.1%	(2.3)%	(2.0)%	(2.1)%	14.6%	16.1%	9.1%

Gross Margins:
Q4 2007	33.2%	31.0%	23.5%	25.7%	27.4%	37.5%	31.8%
Q3 2007	33.6%	32.3%	22.3%	25.4%	29.1%	37.7%	32.0%
Q4 2006	33.0%	28.4%	21.0%	23.1%	— (2)	— (2)	27.2%

(1) Pro-Forma amounts represent 2006 results as if the acquisitions of Vista and Oxford had occurred as of January 1, 2006

(2) Comparative amounts for Vista and Oxford not available for this period

(Unaudited)

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS

	For the Quarter Ended
	December 31, 2007	September 30, 2007
Percentage of Revenues:
Top Ten Clients	7.4%	8.2%
Direct Hire/Conversion	1.7%	2.0%

Bill Rate Increase:
% Sequential Growth	0.1%	3.6%
% Year-over-Year Growth	50.8%	51.1%

Bill/Pay Spread:
% Sequential Growth	(0.8)%	4.5%
% Year-over-Year Growth	48.6%	50.5%

Average Headcount:
Contract Professionals (CP)	5,069	4,990
Staffing Consultants (SC)	773	755

Productivity:
Gross Profit per SC	62,000	63,000